Exhibit 99.1
Independent Accountants’ Report
on Financial Statements
To the Stockholder
Greenfield Senior Living, Inc.
Falls Church, Virginia
We have audited the accompanying combined statement of revenues and certain operating expenses (the “Statement”) of the three properties collectively referred to as Greenfield Care REIT Acquired Properties (the “Properties”) for the year ended December 31, 2010. This Statement is the responsibility of the Properties’ management. Our responsibility is to express an opinion on this Statement based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
The accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the current report on Form 8-K/A of Care Investment Trust Inc.) as described in Note A and is not intended to be a complete presentation of the Properties’ revenue and expenses.
In our opinion, the Statement referred to above presents fairly, in all material respects, the combined revenues and certain operating expenses (as described in Note A), of the Properties for the year ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/ Handwerger, Cardegna, Funkhouser & Lurman, P.A.
Towson, Maryland
December 2, 2011

Greenfield Senior Living, Inc.
Greenfield Care REIT Acquired Properties
Combined Statements of Revenues and Certain Operating Expenses
For the Nine-Month Period Ended September 30, 2011 (Unaudited) and
Year Ended December 31, 2010

	September 30,	December 31,
	2011	2010
	(Unaudited)
Revenues
Resident fees	$4,559,786	$6,253,999
Ancillary fees	352,210	470,617
Rental and other income	16,025	6,943

Total Revenues	4,928,021	6,731,559

Certain Operating Expenses
Salaries, wages, benefits, and taxes	2,076,858	2,775,697
Management fees	295,470	403,770
Food and kitchen supplies	239,236	330,110
Utilities	150,217	189,871
Repairs and maintenance	124,932	143,504
Marketing and advertising	119,777	137,993
Real estate taxes	66,956	87,255
Resident needs	54,778	68,379
Activities	44,574	61,191
Insurance	39,420	61,352
Communications	34,141	41,455
Housekeeping supplies and service	33,772	51,348
Other operating expenses	97,687	250,774

Total Certain Operating Expenses	3,377,818	4,602,699

Excess of Revenues and Certain Operating Expenses	$1,550,203	$2,128,860

See Notes to Combined Statements of Revenues and Certain Operating Expenses

Greenfield Senior Living, Inc
Greenfield Care REIT Acquired Properties
Notes to Combined Statements of Revenues and Certain Operating Expenses
For the Nine-Month Period Ended September 30, 2011 (Unaudited)
and Year Ended December 31, 2010
NOTE A — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT POLICIES
Description of the Properties
The accompanying combined statements of revenues and certain operating expenses (the “Statement”) include the operations of the following three properties:

Legal Entity	Formation Date	Units	Residence Locations
Greenfield Assisted Living of Fredericksburg, LLC	July 24, 2001	27	Fredericksburg, Virginia
Greenfield Assisted Living of Stafford, LLC	July 24, 2001	45	Stafford, Virginia
Greenfield Assisted Living of Berryville, LLC (including Berryville Operations, LLC)	July 12, 2006	48	Berryville, Virginia
These properties operate assisted living/memory care residences for seniors. On September 21, 2011, the land, building, and related equipment of these properties was sold for a price of $20,800,000 to Care GSL Fredericksburg LLC, Care GSL Stafford LLC, and Care GSL Berryville LLC, all Delaware limited liability companies, wholly owned by Care GSL Holdings LLC which is wholly owned by Care Investment Trust Inc. (“Care”). In conjunction with the sale, Care entered into a Master Lease Agreement (the “Lease”) with Greenfield Assisted Living of Fredericksburg, LLC, Greenfield Assisted Living of Stafford, LLC, and Greenfield Assisted Living of Berryville, LLC, subsidiaries of Greenfield Senior Living, Inc. (the “Properties”) to lease these facilities from Care pursuant to a triple-net lease.
The Lease provides for an initial term of twelve years and two ten-year renewal options. It requires the Properties to pay $137,500 per month for the first year. The annual rental amount increases 2.75% from the prior year’s lease amount at the beginning of each lease year. If exercised, the monthly lease amount for the initial year of each renewal term will increase by the greater of 3% of the prior year’s annual lease amount or to the then current market rent. The annual increase for the following years of each renewal term will be 2.75% of the prior year’s lease amount.
The following table shows required annual lease amounts for the initial term:

Annual Lease
Year	Obligation

1	$1,650,000
2	1,695,375
3	1,741,998
4	1,789,903
5	1,839,125
Thereafter (6-12)	14,370,626
     Basis of Presentation
The accompanying Statement has been prepared in accordance with Rule 8-06 of Regulation S-X of the Securities and Exchange Commission for real estate properties acquired or to be acquired. Accordingly, this Statement excludes certain historical expenses not comparable to the operations of the Properties after acquisition such as certain ancillary income, amortization, depreciation, interest, corporate expenses, and certain other costs not directly related to the future operations of the Properties.
The Statement for the nine-month period ended September 30, 2011 is unaudited. In the opinion of management, all adjustments necessary for a fair statement of such Statement have been included. The results of operations for the period are not necessarily indicative of the Properties’ future results of operations.

Resident Fees
Resident fees and ancillary charges are collected from residents monthly and recognized as revenue in the month they are earned.
Use of Estimates
The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make a number of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, as well as the reported amounts of revenues and expenses during the period. Actual results could differ from these estimates.
All significant intercompany accounts and transactions have been eliminated in combination.
NOTE B — RELATED PARTY TRANSACTIONS
The Properties have executed management agreements in which they are charged between five (5) and six (6) percent of annual revenues and, as such, these fees have been included in the presented Statements for 2011 (unaudited) and 2010. The agreements are with Greenfield Management, L.L.C., a wholly owned subsidiary of Greenfield Senior Living, Inc. Total fees paid for the nine-month period ended September 30, 2011 (unaudited) and year ended December 31, 2010 were $295,470 and $403,770, respectively.
The Properties also pay to Greenfield Management, L.L.C., a marketing fee. Total fees paid for the nine-month period ended September 30, 2011 (unaudited) and year ended December 31, 2010 were $59,040 and $77,760, respectively.
NOTE C — SUBSEQUENT EVENTS
Management of the Properties has evaluated all events and transactions that occurred through December 2, 2011, the date the Combined Statement of Revenues and Certain Operating Expenses were available for issue. During this period, the Properties did not have any material subsequent events other than the sale of the Properties as described in Note A.
NOTE D — ACQUIROR OPERATING RESULTS (UNAUDITED)
The estimated taxable operating results for Care based on the first year of the Lease of the Properties, are summarized below (in millions):

Annualized
Base rent	$1.7
Less: Interest expense	(0.7)
Less: Tax depreciation	(0.5)

Estimated taxable operating income	$0.5

Estimated cash from operations	$1.7

The estimates reflected above include:
a)	Initial year monthly cash rent payments for the Properties under the Lease are $137,500.

b)	The interest expense for Care’s first mortgage bridge financing from KeyBank National Association (“KeyBank”) is calculated on the outstanding bridge loan balance of approximately $15.5 million using a simple interest method based on a 360 day year at an annual rate of 4.25%.

c)	Tax depreciation of the buildings and building improvements is based upon the preliminary allocation of the purchase price for the Properties. Care has preliminarily allocated approximately $2.3 million of the purchase price to land, approximately $18.0 million to buildings and $0.5 million to building improvements and tangible property. The estimated useful lives used in the determination of the depreciation are listed below and result in a monthly depreciation of approximately $42,000:
Buildings — 40 years
Building improvements and personal property. — 9 years